EXHIBIT 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Manhattan Associates, Inc. Stock Incentive Plan of our report dated February 11, 2003 with respect to the consolidated financial statements and schedule of Manhattan Associates, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2002 filed with the Securities and Exchange Commission.

ERNST & YOUNG LLP

Atlanta, Georgia
June 5, 2003